UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2015

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 30, 2015, Evolution Petroleum Corporation (the "Company") issued a press release announcing that in the United States District Court for the Western District of Louisiana Monroe Division, a joint motion to dismiss with prejudice was entered into by all parties in the lawsuit styled James H. Jones and Kristi S. Jones versus Robert S. Herlin, NGS Sub Corp., and Evolution Petroleum Corporation and the judge signed the judgment of dismissal with prejudice. Further, each party is to bear its own court costs, no compensation or other consideration was paid or provided to the plaintiffs by any of the defendants other than an agreement not to sue for malicious prosecution or defamation, or seek sanctions, and the plaintiffs have agreed to relinquish any and all claims to the 4.8119% overriding royalty interest in the Delhi Unit.

The Company also provided an update on operations. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Evolution Petroleum Corporation Press Release, dated March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Date: March 31, 2015	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	President and Chief Financial Officer